Exhibit 10.12

GUARANTY

In consideration of Knight Therapeutics Inc. (the "Lender") lending to Ember Therapeutics, Inc. ("Ember") , the amount of $1,000,000 pursuant to a loan agreement, dated as of August 3, 2015, (as amended, restated or supplemented from time to time, the "Loan Agreement");

Mariel Therapeutics Inc. (the "Guarantor") hereby irrevocably, absolutely and unconditionally guarantees (the "Guaranty") to Lender, upon the terms and conditions hereinafter provided, the due and punctual payment, observance and performance when due of all present and future obligations and indebtedness, of any and every kind and nature, of Ember to the Lender arising under the Loan Agreement and the other Loan Documents, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including without limitation, obligations of performance), whether several or joint or joint and several, including amounts that would become due but for the operation of a stay under any law relating to bankruptcy, insolvency or restructuring or affecting creditors' rights (including all such amounts which would become due but for the operation of the automatic stay with respect to Ember pursuant to Section 362(a) of the United States Bankruptcy Code (the "Guaranteed Obligations"), and in accordance with their respective terms, and the Guarantor expressly agree so to pay, observe or perform the same when so due or deemed to be due, upon demand therefor by the Lender which will only be presented to the Guarantor following an Event of Default that is continuing . In the event that the Guaranteed Obligations are not timely paid or performed in full, Guarantor acknowledges and agrees that (i) any payments by Ember thereafter to Lender or (ii) collections from collateral securing the Loan shall be credited to payment of the Obligations (as defined in the Loan Agreement). The capitalized words and expressions, wherever used in this Guaranty, unless otherwise defined herein or unless there be something in the subject or the context inconsistent therewith, will have the meanings ascribed thereto in the Loan Agreement.

1. Renewal or Extension. This Guaranty shall continue to be effective notwithstanding any renewal or extension of time of payment hereunder.

2.  Nature of Guaranty. This Guaranty is a guarantee of payment and not of collectability. The Guarantor's liability hereunder is absolute, independent and unconditional. In the event of default in payment by Ember or the Guarantor under the Guaranteed Obligations, the Guarantor's liability hereunder shall constitute an immediate, direct and primary obligation and shall not be contingent upon Lender's exercise or enforcement of any remedy available against Ember, the Guarantor or any other person (including any other guarantors). Any amount payable by the Guarantor under this Guaranty which is not paid forthwith upon demand therefor will bear interest from the date of such demand until paid in full at the rate or rates applicable to the corresponding Guaranteed Obligation under the Loan Agreement. The Guarantor will not enforce any right that it may at any time have against Ember or any other guarantor or any collateral for any of the Guaranteed Obligations, including, but not limited to, rights of subrogation, exoneration, reimbursement and contribution and whether arising by operation of law or otherwise, until all of the Guaranteed Obligations have been paid, observed and performed in full, except that this Section 2 will not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights. Save and except for the receipt by the Lender of the full, final and definitive amount of its claim against Ember, with respect to the Guaranteed Obligations, the obligations of the Guarantor hereunder will not be reduced, limited or terminated, nor will the Guarantor be discharged from any obligation hereunder, for any reason whatsoever. The Guarantor hereby waives any and all defences related to the Guaranteed Obligations save and except for the receipt by the Lender of the full, final and definitive amount of its claim against Ember with respect to the Guaranteed Obligations.

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3.  Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. All Actions arising out of or relating to this Guaranty shall be heard and determined exclusively in the United States District Court for the District of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court. Consistent with the preceding sentence, the parties hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in New York for the purpose of any Action arising out of or relating to this Guaranty brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Guaranty or the transactions contemplated by this Guaranty may not be enforced in or by any of the above-named courts. For the purposes of this Section 3, "Action" means any claim, cause of action, suit, arbitration, complaint, criminal prosecution, demand, summons, citation, notice of violation, governmental or other proceeding or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or equity.

4. Term. This Guaranty shall continue until the Guaranteed Obligations have been paid and performed in full.

5. Waiver. Waiver by Lender of any breach of this Guaranty or the failure of Lender to exercise any right hereunder, or any right contained in any instrument relating to an obligation guaranteed hereunder, shall not be deemed to be a waiver of any breach or right. The failure of any party to take action by reason of any such breach or to exercise any such right, shall not deprive such party of the right to take action at any time while such breach, or conditions giving rise to such right, continues or recurs.

6. Written Waiver. No waiver or modification of this Guaranty, or any covenant, condition or limitation herein contained, shall be valid, unless in writing and duly executed by Lender.

7.  Severability. All agreements and covenants contained herein are severable, and in the event of any of them shall be held to be invalid by any competent court, this contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

[Signature page follows]

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IN WITNESS WHEREOF, intending to be bound, the undersigned Guarantor has executed this Guaranty as of this 3rd day of August, 2015.

MARIEL THERAPEUTICS, INC.

Signature: /s/ Joseph Hernandez
By: Joseph Hernandez
Title: Executive Chairman
Accepted and agreed:

KNIGHT THERAPEUTICS INC.

Signature: /s/ Jeffrey Kadanoff
By: Jeffrey Kadanoff
Title: CFO

Signature Page to Guarantee

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